AQUATIC CELLULOSE INTERNATIONAL CORP.
                   (Pending name change to Valor Energy Corp.)
   Suite 1, 4th St. o Salmon Arm, British Columbia o Canada o Box 1011 V1E 4P2
                      Phone: 250-833-1985 Fax: 250-833-1954
                         Email: valorenergy@sunwave.net



OCTOBER 17, 2006

This letter is to serve as a confirmation of agreement between Gary Ackles and Aquatic Cellulose International Corp and memorializing the following items;

In respect to the TigerLynk technology purchased by Aquatic Gary Ackles shall retain;

        1.      7.5% royalty interest on the first 5 machines sold

        2.      5% Royalty interest on all remaining machines

        3. A 50/50 profit share program on the first 5 machines sold. Profit will be defined as proceeds from the sale of machines over and above all costs of royalty, construction, sales and delivery.

It is agreed that future technology improvements to the patent and technology, while still employing the basic concept, of the technology will not affect the royalty payments due.

It is hereby expressly stated that this agreement and its provisions will assign to any sucessors, heirs or survivors of Mr. Ackles.

AGREED TO BY:

Aquatic Cellulose International Corp                      Gary Ackles

/S/ SHERIDAN B. WESTGARDE                                 /S/ GARY J. ACKLES
-------------------------                                 ------------------
Sheridan Westgarde,                                       Gary Ackles
Director / CEO